Exhibit 5.3

[Perkins Coie Letterhead]

October 22, 2010

The Reader’s Digest Association, Inc.

750 Third Avenue

New York, New York 10017

Re:                             The Reader’s Digest Association, Inc. Registration Statement on Form S-4 initially filed on October 22, 2010

Ladies and Gentlemen:

We have acted as special counsel to Allrecipes.com, Inc. (the “Company”) in connection with the guarantee by the Company of the Exchange Notes (as defined below).  The Company is one of several guarantors (such guarantors, including the Company, are hereinafter collectively referred to as the “Subsidiary Guarantors”) in connection with a registration statement on Form S-4 (the “Registration Statement”) filed by the Company’s parent company, The Reader’s Digest Association, Inc., a Delaware corporation (the “Parent”) and the Subsidiary Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 22, 2010.  The Parent will exchange up to $525,000,000 of Floating Rate Senior Secured Notes due 2017 (the “Exchange Notes”) and the related guarantees of the Subsidiary Guarantors (the “Exchange Guarantees”) for (i) an equal principal amount of outstanding Floating Rate Senior Secured Notes due 2017 (the “Old Notes”) and (ii) related guarantees of the Subsidiary Guarantors, pursuant to the Indenture (as defined below), in each case registered under the Securities Act.  We understand that the Exchange Notes and the Exchange Guarantees will represent the same debt as the Old Notes and the related guarantees and RD Escrow (as defined below) will issue the Exchange Notes and Exchange Guarantees under the same Indenture, dated February 11, 2010, as supplemented by the First Supplemental Indenture, dated July 27, 2010 (as so supplemented, the “Indenture”) by and among RD Escrow Corporation (the “RD Escrow”), the Parent, RDA Holding Co., the Subsidiary Guarantors, Wells Fargo Bank, National Association, as Trustee and Wilmington Trust FSB, as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Company as we have considered necessary to provide a basis for the opinions expressed herein, including the following:

1.                                       Registration Statement;

2.                                       Executed copy of the Indenture (including the form of Exchange Note and Exchange Guarantee) as provided to us by the Company;

3.                                       Executed copy of the Registration Rights Agreement dated February 11, 2010, by and among the Parent, the guarantors listed on the signature pages thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Moelis & Company LLC and several other initial purchasers named therein, as provided to us by the Company (the “Registration Rights Agreement”);

4.                                       Purchase Agreement, dated February 2, 2010, among RD Escrow, the Company, the Subsidiary Guarantors, RDA Holding Co. and the initial purchasers named therein, as provided to us by the Company;

5.                                       Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), as certified on October 20, 2010 by the Washington Secretary of State and as certified by an officer of the Company to be a true and complete copy of such Articles of Incorporation as of the date hereof;

6.                                       Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), as certified by an officer of the Company to be a true and complete copy of such Bylaws as of the date hereof;

7.                                       Certificate of Existence for the Company, issued by the Washington Secretary of State, dated October 21, 2010 (the “Certificate of Existence”); and

8.                                       Resolutions of the Board of Directors of the Company, certified by an officer of the Company as of the date hereof.

The documents listed in items 1 through 4 above are herein collectively referred to as the “Transaction Documents.”

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), (b) information provided in certificates of officers/representatives of the Company and (c) the representations and warranties of the Company in the Transaction Documents.  We have not independently verified the facts so relied on.

We have relied, without investigation, on the following assumptions:

1.             Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals, and all signatures on executed documents are genuine.

2.             When the Exchange Notes and Exchange Guarantees proposed to be issued pursuant to the terms of the Indenture are issued, they will conform to the descriptions thereof in the Indenture and the Registration Statement.

3.             All individuals have sufficient legal capacity to perform their functions with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents.

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

1.             The Company is a corporation validly existing under the laws of the State of Washington.

2.             The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Indenture (including the Exchange Guarantee of the Company).

3.             The Indenture (including the Exchange Guarantee of the Company) and the performance of the Company’s obligations thereunder have been duly authorized, and the Indenture (including the Exchange Guarantee of the Company) has been duly executed and delivered by the Company.

4.             The issuance of the Exchange Guarantee by the Company, the compliance by the Company with all of the provisions of the Indenture and the performance of its obligations thereunder will not (i) result in a violation of the Articles of Incorporation or the Bylaws or (ii) violate any Washington law, rule or regulation customarily applicable to the Company and the transactions contemplated by the Registration Statement or any order known by us to be applicable to the Company of any governmental agency or body of the State of Washington, or court of the State of Washington having jurisdiction over the Company or its properties.

5.             No consent, approval, authorization or order of, or filing with, any governmental agency or body of the State of Washington, or any court of the State of Washington having jurisdiction over the Company or its properties, is required under any Washington law, rule or regulation customarily applicable to the Company and the transactions contemplated by the Registration Statement or any order known by us to be applicable to the Company for the consummation by the Company of the transactions contemplated by the Indenture and the Exchange Guarantee of the Company in connection with the offering, issuance and sale of the Exchange Notes and the Exchange Guarantees by the Parent and the Subsidiary Guarantors, except such as may be required under the securities laws of the State of Washington (as to which we express no opinion)

In rendering the opinion 1 above with respect to valid existence of the Company, we have relied solely upon and such opinion 1 above is as of the date of the date of the Certificate of Existence.  In rendering the opinions expressed above we have not searched the records of any docket or any court, tribunal, agency or similar authority.

For purposes of expressing the opinions herein, we have examined the laws of the State of Washington and our opinions are limited to such laws.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred and (b) are as of the date hereof (except as otherwise noted above).  We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

Paul, Weiss, Rifkind Wharton & Garrison LLP may rely on the opinions expressed herein as if this opinion were addressed directly to it.  You may refer to and produce a copy of this opinion letter in connection with the assertion of a defense as to which this opinion letter is relevant and necessary and in response to a court order.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm under the caption “Legal Matters” in the prospectus or any prospectus supplement which is part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the Commission promulgated thereunder.

Very truly yours,

[/s/ Perkins Coie LLP]

PERKINS COIE LLP